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                          AMES DEPARTMENT STORES, INC.


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                          12 1/2% Senior Notes Due 2003

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                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 15, 1999

                                       to

                                    INDENTURE

                           Dated as of April 19, 1996


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                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee



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                          SECOND SUPPLEMENTAL INDENTURE

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                          AMES DEPARTMENT STORES, INC.

                  STATE STREET BANK AND TRUST COMPANY, Trustee

                           Dated as of April 15, 1999

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         Second Supplemental Indenture (this "Supplemental Indenture"), dated as of April 15, 1999, by and among Ames Department Stores, Inc., a Delaware corporation ("Ames"), Hills Stores Company, a Delaware corporation ("Hills" and/or the "Company"), Hills Department Store Company, a Delaware corporation ("HDSC"), Canton Advertising, Inc., a Massachusetts corporation ("Canton"), HDS Transport, Inc., an Ohio corporation ("Transport"), Corporate Vision, Inc., a Massachusetts corporation ("Vision"), and Hills Distributing Company, a Delaware corporation ("Distributing" and, together with Canton, Transport and Vision, the "Subsidiaries"; and, together with HDSC, the "Guarantors"), and State Street
Bank and Trust Company, successor to Fleet National Bank, as Trustee (the "Trustee"), to the Indenture, dated as of April 19, 1996, as amended by the First Supplemental Indenture, dated as of December 24, 1998, among Hills, the Guarantors, as guarantors, and the Trustee relating to the 12 1/2% Senior Notes due 2003 of the Company (the "Notes"). Capitalized terms used herein and not defined herein have the meanings set forth in the Indenture.



                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 12, 1998 (the "Merger Agreement"), among Ames, HSC Acquisition Corp., formerly a Delaware corporation and wholly-owned subsidiary of Ames ("HSC"), and Hills, HSC engaged in a tender offer (the "Equity Offer") for all of the outstanding common stock, par value $0.01 per share (the "Hills Common Stock"), and preferred stock, par value $0.10 per share (the "Hills Preferred Stock"), of Hills; and

                  WHEREAS, concurrently with the Equity Offer and pursuant to the Merger Agreement, HSC conducted a tender offer (the "Debt Offer" and collectively with the Equity Offer, the "Offers") for all of the outstanding Notes; and

                  WHEREAS, the Offers closed on December 30, 1998, and, as a result, HSC acquired approximately 81% and 74% of the then outstanding shares of Hills Common Stock and Hills Preferred Stock, respectively, and 74% of the then outstanding principal amount of the Notes; and

                  WHEREAS, following the consummation of the Equity Offer and pursuant to the Merger Agreement, on March 19, 1999, HSC was merged with and into Hills (the "Second-Step Merger"); and


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                  WHEREAS, as a result of the Equity Offer and the Second-Step
Merger, Ames, as the owner of all of the capital stock of HSC, acquired the entire equity interest in Hills, and Hills, as the surviving corporation of the Second-Step Merger, became a wholly-owned subsidiary of Ames; and

                  WHEREAS, (1) Sections 5.01 and 10.05 of the Indenture provide that a Guarantor may merge with or into another corporation, including another Guarantor or the Company, with the other corporation as the surviving entity of any such merger, and (2) Section 5.01 of the Indenture provides that Hills may merge with or into another corporation, with the other corporation as the surviving entity of any such merger, in each case, provided that the provisions set forth in such Sections 5.01 and 10.05, as the case may be, are complied with; and

                  WHEREAS, on or about April 19, 1999, (1) each of the Subsidiaries shall be merged with and into HDSC (the "Subsidiary Mergers"), with HDSC being the surviving entity of each such Subsidiary Merger, (2) promptly thereafter, HDSC shall be merged with and into Hills (the "HDSC Merger"), with Hills being the surviving entity of the HDSC Merger, and (3) promptly thereafter, Hills shall be merged with and into Ames (the "Hills Merger" and, together with the Subsidiary Mergers and the HDSC Merger, the "Mergers"), with Ames being the surviving entity of the Hills Merger; and

                  WHEREAS, Section 5.01 of the Indenture provides that, upon a merger as described above, the surviving entity of each such merger shall assume all of the obligations of the merged entities pursuant to a supplemental indenture reasonably acceptable to the Trustee; and

                  WHEREAS, the Mergers described above are intended to occur in immediate succession such that (1) the time period for which HDSC and Hills are the surviving entities shall be de minimus and (2) the parties have determined that no separate supplemental indenture is reasonable or necessary with respect to the Subsidiary Mergers or the HDSC Merger, but that such entities shall execute this Supplemental Indenture so as to acknowledge, in accordance with
Section 5.01 of the Indenture, their assumption of the Obligations for such period as may be applicable; and

                  WHEREAS, in accordance with Section 5.01 of the Indenture, upon the effectiveness of this Supplemental Indenture, Ames shall assume all of the Obligations (as defined in the Indenture) of Hills under the Notes and the Indenture; and

                  WHEREAS, the Boards of Directors of each of Ames, Hills and the Guarantors have duly adopted resolutions authorizing (1) each of Ames, Hills and the Guarantors, respectively, to execute and deliver this Supplemental Indenture and (2) the Mergers as required by applicable law; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

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                  NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                  1. Release of Subsidiary Guarantee Obligations. Pursuant to Sections 5.01(c) and 10.06 of the Indenture, (a) immediately upon the effectiveness of each Subsidiary Merger, HDSC shall assume and shall be deemed to have assumed all of the Obligations of the Subsidiaries under the Notes and the Indenture, and each Subsidiary party thereto other than HDSC shall hereby be released from its obligations under its Subsidiary Guarantee, and (b) immediately upon the effectiveness of the HDSC Merger, Hills shall assume and shall be deemed to have assumed all of the Obligations of the Guarantors under the Notes and the Indenture, and HDSC shall hereby be released from its obligations under its Subsidiary Guarantee.

                  2. Assumption of Obligations. In accordance with Sections 5.01 and 5.02 of the Indenture, immediately upon the effectiveness of the Hills Merger, Ames shall, and by this Supplemental Indenture does, hereby assume all of the Obligations of Hills under the Notes and the Indenture.

                  3. Confirmation. Except as expressly amended hereby, all of the provisions of the Indenture are in all respects ratified and confirmed, and nothing herein shall affect the validity or enforceability of the Indenture, as amended hereby.

                  4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  5. Effectiveness. This Supplemental Indenture shall become effective immediately upon (i) the execution and delivery hereof by Ames, Hills, the Guarantors and the Trustee, (ii) the execution and delivery to the Trustee by Ames, Hills and the Guarantors of an Officers' Certificate and an opinion of counsel in accordance with Sections 5.01 and 10.05 of the Indenture, in form and substance acceptable to the Trustee, and (iii) the execution and delivery to the Trustee by Ames of an officer's certificate certifying the effectiveness of the Mergers.

                  6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.


                         [Signatures on following page.]

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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date and year above first written.


                            AMES DEPARTMENT STORES, INC.

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Senior Vice President, General Counsel
                                       and Corporate Secretary



                            HILLS STORES COMPANY

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary


                            HILLS DEPARTMENT STORE COMPANY

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary



                            CANTON ADVERTISING, INC.

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary



                            HDS TRANSPORT, INC.

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary


                            CORPORATE VISION, INC.

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary


                            HILLS DISTRIBUTING COMPANY

                            By: /s/ David H. Lissy
                                ----------------------------------------------
                                Name: David H. Lissy
                                Title: Vice President and Secretary


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                            STATE STREET BANK AND TRUST COMPANY, as Trustee


                            By: /s/ Paul D. Allen
                                ----------------------------------------------
                                Name: Paul D. Allen
                                Title: Vice President